UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2023

 NRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484) 254-6134

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2023, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the purchasers signatory thereto (the “Investors”), providing for the issuance and sale of 9,670,002 shares of the Company’s common stock (“Common Stock”) and warrants to purchase up to 9,670,002 shares of Common Stock (the “Investor Warrants”) (or pre-funded warrants in lieu thereof). The Common Stock will be issued in a registered direct offering  for a purchase price of $0.65 per share (the “Offering”) and the Investor Warrants will be offered pursuant to a private placement under Section 4(a)(2) and/or Regulation D of the Securities Act of 1933. No pre-funded warrants in lieu of Common Stock were issued. The Investor Warrants will have an exercise price of $0.6525 per share, will be initially exercisable beginning six months following the date of issuance (the “Initial Exercise Date”) and will expire five and one half years from the date of issuance..  The aggregate gross proceeds to the Company from the Offering are expected to be approximately $6.28 million. The Company intends to use the net proceeds from such offering to initiate research into the use of NRX-101 for the treatment of PTSD and Chronic Pain. In connection with this offering, the company anticipates servicing its current debt on a current-interest basis through the end of 2023 in order to devote maximum available capital to the advancement of its pharmaceutical assets.

Jonathan Javitt, Director and Chief Scientist, and Daniel Javitt, the brother of Jonathan Javitt, and entities controlled by them, have entered into a customary lock-up agreement (the “Lock-Up Agreement”) with the Company providing that each will not transfer shares of Common Stock and certain other securities held by them for a period of 60 days following the closing of the Offering.

The closing of the sale of these securities is expected to take place on or about June 8, 2023, subject to customary closing conditions.

In connection with the Offering, the Company also entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with certain Investors to amend certain existing warrants to purchase up to 9,622,778 shares of Common Stock that were previously issued in August 2021 and February 2022 to the Investors, with an exercise price of $3.07 and $12.00 per share, respectively (the “Existing Warrants”) as follows: (i) lower the exercise price of the Existing Warrants to $0.6525 per share, and (ii) provide that the Existing Warrants, as amended, will not be exercisable until six months following the closing date of the registered direct offering, and (iii) extend the original expiration date of the Existing Warrants so that they will terminate five and one half years from the closing of the offering.

H.C. Wainwright & Co. LLC is acting as the exclusive placement agent (the “Placement Agent”) for the Offering, pursuant to a letter agreement dated June 3, 2023 (the “Engagement Letter”). The Common Stock is being issued pursuant to the Company’s registration statement on Form S-3 filed with the SEC on June 9, 2022 (File No. 333-265492) and which became effective on June 21, 2022. The offering of the Common Stock to be issued in the Offering are being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and an accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available at the SEC’s website located at http://www.sec.gov.

The Placement Agent did not purchase or sell any securities, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of securities. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of all of the securities being offered in the Offering. The Placement Agent will be paid a cash fee equal to 6.5% of the gross proceeds received by the Company from the sale of the securities at the closing of the Offering. In addition, the Placement Agent will also be issued warrants to purchase that number of Shares of the Company equal to 2.0% of the aggregate number of Common Stock placed in the Offering and will also receive reimbursement of certain of its expenses. Under the Engagement Letter, in the event the Company or any of its subsidiaries raises funds in a public offering or private placement, subject to the consummation of the Offering within forty-five days from June 3, 2023 and until six months thereafter, the Placement Agent will have the right to act as lead left joint book-running manager or lead left placement agent for such financing, subject to certain limitations contained in the Engagement Letter.

The foregoing description of the Investor Warrants, Warrant Amendment Agreement, Securities Purchase Agreement and Lock-Up Agreement, do not purport to be complete and are qualified in their entirety by the full text of the form of Investor Warrants, form of Warrant Amendment Agreement, form of Securities Purchase Agreement and the Lock-Up Agreement attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively.

Item 7.01. Regulation FD Disclosure.

On June 6, 2023, the Company issued a press release announcing its entrance into the Securities Purchase Agreement and the transactions contemplated thereby. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits shall be deemed to be furnished, and not filed:

Exhibit No.	Description
4.1	Form of Investor Warrant
4.2	Form of Warrant Amendment Agreement
5.1	Opinion of Kirkland & Ellis LLP
10.1	Form of Securities Purchase Agreement
10.2	Lock-Up Agreement
99.1	Press Release, dated June 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date: June 6, 2023	By:	/s/ Stephen Willard
	Name:	Stephen Willard
	Title:	Chief Executive Officer and Acting General Counsel